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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-33933, No. 33-35259, No. 33-38521, No. 33-76358,
No. 33-51232, No. 33-69496, No. 333-15737, No. 333-40031, No. 333-69467, and
No. 333-81035) and the Registration Statements on Form S-3 (No. 33-57512,
No. 333-15741, No. 333-40043, No. 333-69469 and No. 333-93285) of Lattice
Semiconductor Corporation and subsidiaries of our report dated January 19, 2000 relating to the consolidated financial statements, which appears in the Transition Report to Stockholders, which is incorporated in this Transition Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 19, 2000 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Portland, Oregon
March 28, 2000